UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fulbright Tower 1301 McKinney Street, Suite 2300, Houston, TX	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

MRC Global Inc. (the “Company”) issued a press release that its U.S. operating subsidiary, MRC Global (US) Inc., has entered into 15-year leases with a unit of Liberty Property Trust to open a new regional distribution center (“RDC”) in La Porte, Texas to service the Houston, Texas and Gulf Coast area. A copy of the press release is included as Exhibit 99.1. In connection with the build out of the RDC and the purchase of related fixtures and equipment for the RDC, the Company expects to increase its 2017 capital expenditures by approximately $12 million to approximately $47 million. MRC Global expects the RDC to be operational in late 2017 and the adjacent offices to be ready in the third quarter of 2018. The Company expects to consolidate four facilities into the new RDC. As part of the consolidation, the Company expects to market an existing owned facility located in the Houston area and exit leases related to the prior facilities.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced under Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by MRC Global pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The above information, as well as information contained in Exhibit 99.1 referenced under Item 9.01 below, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expects,” and similar expressions, are intended to identify forward-looking statements.

Statements about the Company’s expected capital spending for 2017 and the Company’s expectations on when the RDC will be operational and when adjacent offices to the RDC will be ready are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) progress in the final construction of the RDC facilities and offices; weather impacting construction; the availability of material and workers to complete the construction; the on-time delivery of equipment, fixtures and furniture for the equipping of the RDC and the offices; and the impact of the Company’s business on the spending of its capital expenditure budget, including (among other things) spending in relation to the Company’s operations and spending on the conversion of part of Company’s business to a new enterprise resource planning system. All of these assumptions may be impacted further by the general risks to the Company’s business. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the Company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated May 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President - Corporate Affairs

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated May 18, 2017